CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin ETF Trust of our report dated May 20, 2021, relating to the financial statements and financial highlights, which appears in Franklin Equity Portfolio Fund and Franklin Fixed Income Portfolio Fund's Annual Report on Form N-CSR for the year ended March 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

 /s/PricewaterhouseCoopers LLP

  San Francisco, California

July 23, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin ETF Trust of our report dated May 20, 2021, relating to the financial  statements  and  financial highlights, which appears in Franklin Liberty Short Duration U.S. Government ETF’s Annual Report on Form N-CSR for the year ended March 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

July 23, 2021